UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2006

Longs Drug Stores Corporation

(Exact name of registrant as specified in its charter)

Maryland	1-8978	68-0048627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 North Civic Drive, Walnut Creek, California	94596
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (925) 937-1170

Inapplicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

1. Approval of Fiscal Year 2007 Bonus Targets

On April 25, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Longs Drug Stores Corporation (the “Company”) approved the Fiscal Year 2007 bonus targets and plan under the Company’s 2003 Executive Incentive Plan (“EIP”). The Company’s executive officers below are eligible to receive performance-based compensation for Fiscal Year 2007 based on the Company’s achievement of certain adjusted operating income, same store front-end sales growth and script count growth. The target award is 80% of the base salary for Warren F. Bryant, the Company’s Chief Executive Officer. The actual award for Mr. Bryant may vary from 0-250% of the target award, based on the actual level of achievement against the established performance targets. The target awards are 60% of the base salary for Karen Stout, the Company’s Executive Vice President and Chief Operating Officer effective May 15, 2006, and 50% of the base salary for each of Steven F. McCann, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Bruce E. Schwallie, the Company’s Executive Vice President – Business Development and Managed Care, Michael M. Laddon, Senior Vice President and Chief Information Officer, William J. Rainey, the Company’s Senior Vice President, General Counsel and Secretary, Todd J. Vasos, the Company’s Senior Vice President – Chief Merchandising Officer, and Linda M. Watt, Senior Vice President – Human Resources. The actual award for each of the above officers, other than the Chief Executive Officer, may vary from 0-200% of the target award, based on the actual level of achievement against the established performance targets. Any awards under the EIP will be paid following the completion of any fiscal year measurement period.

2. Approval of Performance-Based Restricted Stock Grant Program

At an April 25, 2006, meeting, the Company’s Compensation Committee approved a performance-based restricted stock grant program for executive officers under the Company’s 1995 Long-Term Incentive Plan (the “LTIP”). This program provides the Company’s executive officers with the opportunity to receive grants of restricted stock based on the achievement of certain earnings per share goals for the Company’s fiscal year 2007 and combined earnings per share goals for the Company’s 2007 and 2008 fiscal years. Any grants of restricted stock under the program will be made upon certification by the Compensation Committee of the Company’s results for the applicable performance period and shall vest as follows subject to the participant’s continued employment with the Company on the vesting date: 25% upon certification by the Compensation Committee of the Company’s results for the applicable performance period; an additional 25% in January of the year following the year of certification; and the remaining 50% in January of the second year following the year of certification. The fiscal 2007 restricted stock target and combined fiscal 2007 and fiscal 2008 restricted stock target are 26,000 and 39,000 shares respectively for Warren F. Bryant, the Company’s Chief Executive Officer. The fiscal 2007 restricted stock target and combined fiscal 2007 and fiscal 2008 restricted stock target are 7,200 and 10,800 shares respectively for Steven F. McCann, 7,200 and 10,800 shares respectively for Karen Stout, 6,400 and 9,600 shares respectively for Bruce E. Schwallie, and 6,000 and 9,000 shares respectively for Michael M. Laddon, William J. Rainey, Todd J. Vasos,

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and Linda M. Watt. The actual number of shares of restricted stock awarded to each of the above officers may vary from 0-200% of the applicable restricted stock target, based on the actual level of achievement against the established performance targets.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGS DRUG STORES CORPORATION

Dated: April 26, 2006	By:	/s/ William J. Rainey
William J. Rainey
	Its:	Senior Vice President,
General Counsel and Secretary

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